CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Partners Equity Trust - Legg Mason Partners Small Cap Core Fund; (the “Registrant”), each certify to the best of his knowledge that:

1.        The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2007 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Equity Trust -	Legg Mason Partners Equity Trust -
Legg Mason Partners Small Cap Core Fund	Legg Mason Partners Small Cap Core Fund

/s/ R. Jay Gerken		/s/ Kaprel Ozsolak
R. Jay Gerken		Kaprel Ozsolak
Date:	August 28, 2007	Date:	August 28, 2007

This certification is being furnished to the Securities and Exchange Commission solely pursuant to
18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.